Exhibit 10.7

DISTRIBUTION – FINANCING - LEAD GENERATION AGREEMENT

This Agreement is made and entered into this 17th day of June, 2020, by and between Denis Senecal (the "Agent"), and Kisses From Italy, Inc. (the "Company"), with its principal place of business located at 80 SW 8th St. Suite 2000, Miami, Florida, 33130, who hereby agree as follows.

R E C I T A L S

WHEREAS, the Company desires that agent provide to Company services including, international business development, international franchise lead generation, realtor leads, location scouting and property leads for corporate owned and franchised locations for all international territories; and introduction

WHEREAS, the Company agrees to provide compensation for such services to Agent pursuant to the terms contained hereinbelow.

NOW, THEREFORE, the parties do hereinafter agree as follows:

1. Duties of Agent. The Company hereby retains the Agent to perform those duties delineated below and Agent agrees to perform the following activities on behalf of the Company:

a.	Business Development; It is intended that the Agent will act as a business development and financial advisor on behalf of the Company. The Agent will seek to introduce organizations and or individuals that will create business development opportunities, seeking to expand Client’s reach to new, international markets and increase revenue streams through product and brand recognition and exposure. This includes;

1.       Business modeling and strategies

2.       Strategic alliances

3.       Introduction to related companies that can be potential acquisition targets.

4.       Identifying potential Advisory Board Members

5.       Introduction to Investment Banking contacts.

b.	Franchise lead generation; whereby the Agent agrees to build a portfolio of potential Franchisee contacts through lead generation by using the tools provided to them by the Company. This includes all social media and marketing platforms available to the Company as well as access to Company Officers and other Company resources, if deemed necessary by the Company.

c.	Introduce the Company to institutional brokers and pension funds.

d.	Analyzing strengths and weaknesses, as well as providing general strategy for its corporate communications and review the Company’s marketing materials and provide comments in order to make them effective for distribution to existing and potential investors.

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e.	Review business plans, corporate strategies and proposed financing transactions.

f.	The Agent requires approval from the Company prior to engaging with a new social media and/or marketing platform.

g.	All additional expenses that may be required must be approved prior to the expense being incurred.

h.	All leads generated by the Agent will be directly introduced to the Company’s management team and the Company’s dedicated Franchise representatives.

i.	The Agent cannot act as a liaison officer between the Company and potential Franchisee leads.

j.	The Agent agrees to discuss all Franchise marketing and sales strategies prior to beginning any sales and discovery phase. The Agent must abide the all Company regulations outlined in the Companies Franchise Agreement. The Agent is not authorized to negotiate any changes or make any modifications to the Franchise Agreement without prior approval from the Company.

k.	The Agent agrees to scout potential real estate locations for all corporate owned and potential franchised owned locations. The Agent has the Company’s approval to contact the respective realtor that may be involved property rental or purchase.

l.	The Agent will abide by all property criteria and specifications set forth by the Company or any of the approved Company’s Franchisee.

m.	The Agent agrees during the course of this agreement, it is likely that each party will come into contact with confidential information crucial to the operation of each parties business. Such confidential information may include, without limitation: (i) business and financial information, (ii) business methods and practices, (iii) technology and technological strategies, (iv) marketing strategies and (v) other such information each Party deems as “Confidential Information”. By their signature below, each party agrees to keep in strict confidence all non-public information so long as it remains non-public, except to the extent disclosure is required by law, requested by any governmental or regulatory agency or body or to the extent that Agents must disclose information to lenders and equity partners to obtain financing. Both parties agree not to use the confidential information disclosed to them for their own benefit, or for the benefit of any party with which the Agent or the Company is affiliated. If this agreement is terminated, each party upon request will promptly return to the other party all documents, contracts, records, or other information received by it that disclose or embody confidential information of the other party.

These specific objectives may be altered, modified or revised based on Company's needs and available or new developments. Such objectives may be achieved through existing alternatives or a combination of such alternatives.

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2. Compensation of Agent.

a.	Agent agrees to provide the services described in Section 1, above, in consideration for the issuance of Nine-Million-and-Five-Hundred-Thousand (9,500,000) shares of the Company’s Common Stock plus expenses will be earned during the term of this Agreement. Such Common Stock shall be subject to that certain “piggyback” registration rights agreement, a copy of which is attached hereto and incorporated herein as Exhibit “A” as if set forth herein.

b.	Company agrees that it is solely responsible for compensation to Agent.

c.	It is specifically acknowledged and understood by the parties hereto that Agent is not a licensed broker-dealer, is not licensed by the Financial Industry Regulatory Agency (“FINRA”), or any other state or federal agency, nor is Agent engaged in fund raising activities for its own account. However, in the event it is ever determined by the FINRA or any other federal or state agency having jurisdiction thereto that Agent's compensation described herein falls within the jurisdiction of the FINRA compensation guidelines, Agent agrees to restructure its compensation to be in compliance with the FINRA compensation regulations for public offerings. In such an event, Agent shall be paid in warrants, options or such other securities of the Company agreeable to Agent and such securities shall have the same aggregate net value when exercised that Agent would have received in this Paragraph 2. In such event, the parties hereto hereby agree to execute and deliver to the other party such documentation necessary to preserve the rights and obligations contained herein.

3. Mandatory Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

4. Term. The initial term of this Agreement is for a 5 years (60) month period and may be terminated by either party upon one-hundred-and-eighty (180) days advance written notice to the other prior to the expiration of this primary term. Otherwise, this Agreement shall renew itself for an additional term of like duration. Termination of this Agreement shall not terminate Agent's fee or stock compensation, if earned during the period of this Agreement.

5. Authority to Act. The Company hereby represents and warrants that this Agreement has been approved by resolution of the Company's Board of Directors, a copy of which is attached hereto and the President of the Company has been authorized to execute this Agreement on behalf of the Company.

6. Indemnification. Company will indemnify and hold Agent and its employees harmless from any and all claims arising from its activities as financial Agent to Company, except in the event the actions or inactions of the Agent are deemed to involve gross negligence. Such indemnification shall include, but not be limited to, Agent's attorneys fees.

7. Notice. Any notice required hereunder shall be complete upon certified mailing to that party at the address appearing herein, or at the address which shall from time to time be provided to the other party. The parties shall notify the other of any alteration or change in address hereinafter occurring.

8. Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted electronically, including but not limited to transmission by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, an electronic transmission document is to be re-executed in original form by the parties who executed the same. No party may raise the use of electronic transmission as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

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9. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Agreement is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

10. Attorneys’ Fees. If a dispute arises between the parties hereto and such dispute can only be resolved by litigation then, in such case, the prevailing party in such litigation shall be entitled to recover all costs of such action, including but not limited to reasonable attorneys’ fees.

11. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Florida.

12. Amendment. This Agreement may only be amended in writing, duly endorsed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement effective the date first written above.

KISSES FROM ITALY, INC.	AGENT:
Michele Di Turi

By: /s/ Michele Di Turi	By: /s/ Denis Senecal

Michele Di Turi,	Denis Senecal
President and co-Chief Executive Officer
80 SW 8TH ST, Suite 2000
Miami, FL 33130
United States

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